Exhibit 99.1

NEWS RELEASE

ICF International Announces Timing of Fourth Quarter and Full Year 2013

Earnings Release and Conference Call

Investor information contact:

Lynn Morgen, MBS Value Partners, lynn.morgen@mbsvalue.com, +1.212.750.5800

Company information contact:

Douglas Beck, ICF International, douglas.beck@icfi.com, +1.703.934.3820

FOR IMMEDIATE RELEASE

FAIRFAX, Va. (January 13, 2014) – ICF International (NASDAQ:ICFI) will release its fourth quarter and full year 2013 results after the market closes on February 26, 2014. The results will be available at http://investor.icfi.com. ICF management will host a conference call at 5 p.m. Eastern Time on February 26, 2014, to discuss the financial results.

To participate, register at http://investor.icfi.com at least 15 minutes prior and download and install any necessary software. An archive will be available for one year following the live event. A telephonic replay of the call will be available beginning at 7:30 p.m. Eastern Time February 26, 2014, through March 5, 2014, at 1.888.843.7419 (U.S.) or 1.630.652.3042 (outside the U.S.). The passcode is 36435083.

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About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver professional services and technology solutions in the energy, environment, and infrastructure; health, social programs, and consumer/financial; and public safety and defense markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program lifecycle, from research and analysis through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 4,500 employees serve these clients from more than 60 offices worldwide. ICF's website is http://www.icfi.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern ICF’s current expectations about its future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; ICF’s particular business, including its dependence on contracts with U.S. federal government agencies; and its ability to acquire and successfully integrate businesses. These and other factors that could cause ICF’s actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of ICF’s securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and ICF specifically disclaims any obligation to update these statements in the future.